                                                                      EXHIBIT 11


COMPUTATION OF NET EARNINGS PER SHARE
(In thousands, except per share data)



                                                           Quarter ended
                                             -----------------------------------------
                                             December 29, 1996    December 31, 1995(A)
                                            --------------------  --------------------
PRIMARY EARNINGS PER SHARE
Weighted average common shares outstanding               88,535                 84,646
Common equivalent shares                                  7,792                  8,285
                                                       --------               --------
Shares used in per share calculations                    96,327                 92,931
                                                       ========               ========
Net earnings                                            $69,029                $41,645
                                                       ========               ========
Net earnings per share                                    $0.72                  $0.45
                                                       ========               ========
FULLY DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding               88,535                 84,646
Common equivalent shares                                  7,946                  8,287
                                                       --------               --------
Shares used in per share calculations                    96,481                 92,933
                                                       ========               ========
Net earnings                                            $69,029                $41,645
                                                       ========               ========
Net earnings per share                                    $0.72                  $0.45
                                                       ========               ========

(A) Adjusted to reflect the two-for-one stock split in the form of a 100% stock dividend paid on May 10, 1996.